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                                                                    EXHIBIT 23.3

                               CONSENT OF COUNSEL

     The undersigned hereby consents to the use of our name and the statement with respect to us that appears under the heading "Experts" in the Registration Statement.

                                          FISH & RICHARDSON P.C.

                                          BY: /s/  John Wetherell
                                            John Wetherell

July 10, 1996